UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2011

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2011, International Paper Company (the “Company”), as borrower, entered into a $1.5 billion five-year credit agreement (the “New Credit Agreement”) with a syndicate of banks and other financial institutions (the “Lenders”), including JPMorgan Chase Bank, N.A., individually and as administrative agent, Citibank, N.A., individually and as syndication agent, and UBS Loan Finance LLC, individually and as documentation agent. The syndicate of Lenders was arranged by J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners.

The New Credit Agreement replaced the $1.5 billion Three-Year Credit Agreement dated as of November 20, 2009, among the Company, certain of the Company’s subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders (the “Terminated Agreement”). The Terminated Agreement was terminated effective August 26, 2011.

The New Credit Agreement provides the terms under which the Lenders will make available to the Company an unsecured revolving credit facility in an aggregate amount of up to $1.5 billion, including an option to increase the size of the facility post closing to an aggregate amount of up to $2 billion. Borrowings under the New Credit Agreement may be used for the Company’s general corporate purposes, including acquisition financing. As of August 31, 2011, the Company had not made any borrowings under the New Credit Agreement.

The Lenders’ commitments under the New Credit Agreement will terminate on August 26, 2016, unless terminated earlier by the Company or by the administrative agent upon an event of default.

Borrowings under the New Credit Agreement generally will bear interest at a rate per year equal to the London Interbank Offered Rate, or LIBOR, for the applicable interest period plus a margin, which based on the Company’s current senior unsecured long-term debt ratings (“Ratings”) equals 1.20%, unless the Company elects to borrow under one of the other options permitted in the New Credit Agreement. The Company will also pay on an annual basis a facility fee on the aggregate amount of all commitments, which based on the Company’s current Ratings equals 0.175%. Both the applicable margin for borrowings and the applicable facility fee will vary depending upon the Company’s Ratings then in effect.

The New Credit Agreement contains customary affirmative and negative covenants, as well as customary events of default. The financial covenants in the New Credit Agreement are identical to the ones in the Terminated Agreement and require the Company to maintain a:

•	Consolidated net worth (total shareholders’ equity, excluding accumulated other comprehensive loss, plus any cumulative goodwill impairment charges) of no less than $9 billion; and

•	Ratio of total debt to total capital (total debt plus consolidated net worth) that does not exceed 0.6 to 1.0.

Certain of the Lenders, as well as certain of the lenders under the Terminated Agreement, and their affiliates engage in transactions with, and perform services for, the Company and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in other commercial banking transactions and investment banking, financial advisory and other financial services transactions with the Company and its affiliates.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 regarding the Terminated Agreement is hereby incorporated by reference into this Item 1.02.

SECTION 2. FINANCIAL INFORMATION.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Five-Year Credit Agreement dated as of August 26, 2011, among International Paper Company, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: August 31, 2011	By:	/s/ SHARON R. RYAN
	Name:	Sharon R. Ryan
	Title:	Vice President, Acting General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Five-Year Credit Agreement dated as of August 26, 2011, among International Paper Company, JPMorgan Chase Bank, N.A., individually and as administrative agent, and certain lenders.

E-1